EXHIBIT 11

             ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
                 COMPUTATION OF NET LOSS PER COMMON SHARE



                                                               Three Months
                                                                  Ended
                                                              March 31, 1999
                                                              --------------


Net Loss                                                      ($ 8,772,000)
                                                              ============
Weighted average common shares outstanding                      21,249,447
                                                              ============
Basic (loss) per common shares                                      ($0.41)
                                                              ============

Calculation of weighted average
 shares outstanding
-------------------------------

Shares issued and outstanding at December 31, 1998             21,249,477

Issuance of shares pursuant to stock option plan                        0
                                                              -----------

Weighted average common shares outstanding                     21,249,477
                                                              ===========







corp\ers\sec.doc\exh11